UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 17, 2014
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

United States	001-33246	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

MSB FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01                        Entry into a Material Definitive Agreement

On November 17, 2014, the Boards of Directors of MSB Financial Corp. (the “Company”), Millington Savings Bank (the “Bank”) and MSB Financial, MHC (the “MHC”) adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which the MHC will undertake a “second-step” conversion and both the MHC and the Company will cease to exist.  The Bank will reorganize from the two-tier mutual holding company form of organization to a fully-public stock holding company form of organization. The terms of the Plan provide for the sale of shares of a newly-formed holding company representing the MHC’s ownership interest in the Company and for the exchange of shares of the Company for shares of the new holding company pursuant to an exchange ratio designed to preserve the existing shareholders’ percentage ownership interest.  As of the date hereof, the MHC owned approximately 61.7% of the outstanding shares of the Company.

MSB Financial Corp., a to-be-formed Maryland-chartered holding company, will offer shares of its common stock for sale to the Bank’s eligible account holders, to the Bank’s employee stock ownership plan and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of September 30, 2013.

The conversion and reorganization are subject to the approval of the depositors of the Bank, the stockholders of the Company, and the Board of Governors of the Federal Reserve System.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2 to this Form 8-K and is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01                        Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

2	Plan of Conversion and Reorganization of MSB Financial, MHC, MSB Financial Corp. and Millington Savings Bank
99	Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: November 17, 2014		Michael A. Shriner President and Chief Executive Officer